SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:

August 31, 2004

(Date of earliest event reported)

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	0-28386	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(206) 282-7100

(Address including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On August 31, 2004, Ernst & Young LLP informed Cell Therapeutics, Inc. that Ernst & Young LLP had resigned as Cell Therapeutics’ independent registered public accounting firm. Cell Therapeutics’ audit committee is in the process of selecting a new independent registered public accounting firm.

The reports of Ernst & Young LLP on Cell Therapeutics’ consolidated financial statements for the years ended December 31, 2002 and 2003 did not contain any adverse opinion, or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with its audits of Cell Therapeutics’ consolidated financial statements for the years ended December 31, 2002 and 2003, and through the subsequent interim periods, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference thereto in its report. There were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Cell Therapeutics has requested Ernst & Young LLP to furnish it a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of that letter dated September 10, 2004 is filed as Exhibit 16.1 to this Form 8-K/A. Ernst & Young LLP did not seek Cell Therapeutics’ consent to its resignation. As a result, Cell Therapeutics’ audit committee did not recommend or approve the resignation of Ernst & Young LLP.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits:

16.1	Letter from Ernst & Young LLP to the U.S. Securities and Exchange Commission, dated as of September 10, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: September 10, 2004	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number
16.1	Letter from Ernst & Young LLP to the U.S. Securities and Exchange Commission, dated as of September 10, 2004.